Exhibit 23.1

KPMG LLP Suite 2000 303 Peachtree Street, N.E. Atlanta, GA 30308-3210

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2025, with respect to the financial statements of Femasys Inc., incorporated herein by reference, and to the reference to our firm under the heading "Experts" in the prospectus.

Atlanta, Georgia
December 4, 2025